Exhibit 99.1

LIMITED GUARANTY

This LIMITED GUARANTY (this “Limited Guaranty”) is made and entered into as of August 15, 2013 by Aurora Equity Partners IV L.P., a Delaware limited partnership, and Aurora Overseas Equity Partners IV L.P., a Cayman Islands exempted limited partnership (each, a “Guarantor” and collectively, the “Guarantors”), in favor of National Technical Systems, Inc., a California corporation (the “Company”).

RECITALS

A.            Nest Parent, Inc., a Delaware corporation (“Parent”), Nest Merger Sub, Inc., a California corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger, dated as of 15, 2013 (as amended from time to time, the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

B.              It is a condition precedent to the entering into of the Merger Agreement that the Guarantors execute a guaranty of certain of the Parent’s obligations under the Merger Agreement.

NOW, THEREFORE, in consideration of the above Recitals, which are incorporated into the agreement below by reference as if fully set forth therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantors, each of the Guarantors agree with the Company as follows:

AGREEMENT

ARTICLE I

REPRESENTATIONS AND WARRANTIES

Each Guarantor, severally and not jointly, makes the following representations and warranties to and in favor of the Company with respect to itself (but not the other Guarantor):

Section 1.1. Existence and Rights. Such Guarantor is a limited partnership duly formed and validly existing under the laws of the jurisdiction of its formation. Such Guarantor has the requisite power and authority, rights and franchises to own its property and to carry on its business as now carried on, and is duly qualified and in good standing in each jurisdiction in which the property it owns or the business it conducts makes such qualification necessary, and such Guarantor has the power and authority to execute, deliver and perform this Limited Guaranty.

Section 1.2. Limited Guaranty Authorized and Binding. The execution, delivery and performance of this Limited Guaranty by such Guarantor have been duly authorized by all requisite limited partnership action and this Limited Guaranty is a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and to general principles of equity.

Section 1.3. No Conflict. The execution and delivery of this Limited Guaranty by such Guarantor (a) are not, and the performance of this Limited Guaranty by such Guarantor will not be, in contravention of or in conflict with, any agreement, indenture or undertaking to which such Guarantor is a party or by which it or any of its property is or may be bound or affected, (b) do not, and will not, require the consent or approval of any Governmental Authority, (c) are not, and will not be, in contravention of or in conflict with, any Applicable Law binding on such Guarantor or any term or provision of such Guarantor’s limited partnership agreement or other organizational documents, and (d) do not, and will not, cause any security interest, lien or other encumbrance to be created or imposed upon any of such Guarantor’s assets or property.

Section 1.4. Review of Documents. Such Guarantor hereby acknowledges that it has copies of and is fully familiar with the Merger Agreement.

Section 1.5. Financial Capacity. Such Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty in full, and all funds necessary for such Guarantor to fulfill its obligations under this Limited Guaranty in full shall be available to such Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 2.2.

ARTICLE II

LIMITED GUARANTY

Section 2.1. Limited Guaranty.

(a)            Subject to the limitations set forth in Section 2.1(b), each Guarantor, intending to be legally bound, hereby absolutely, unconditionally, irrevocably guaranties to the Company the full, complete and timely payment (on demand and in lawful money of the United States), observance, performance and discharge of the Guarantied Obligations (as defined below). The term “Guarantied Obligations” means the obligations of Parent pursuant to the Merger Agreement to make any payment required to be made by Parent under the Merger Agreement, other than the payment of the Merger Consideration, if and when due under the Merger Agreement. Notwithstanding any other provision of this Limited Guaranty, payment by any Guarantor hereunder will not be due prior to the date that is 15 Business Days after the date on which the Company notifies such Guarantor that Parent has failed to pay the Guarantied Obligations when due in accordance with the terms of the Merger Agreement and that the Company is requesting payment from such Guarantor.

(b)            The guaranties and obligations of the Guarantors shall be several and not joint, which shall mean that a Guarantor shall be liable to the Company only to the extent of such Guarantor’s Pro Rata Portion of the Guarantied Obligations. In addition, in no event shall any Guarantor be obligated to make payments to the Company with respect to this Limited Guaranty, the Merger Agreement or the transactions contemplated thereby that exceed such Guarantor’s Pro Rata Portion of $19,000,000 (such amount, the “Maximum Amount”), it being understood that this Limited Guaranty may not be enforced against a Guarantor with respect to any amounts in excess of such Guarantor’s Pro Rata Portion of the Maximum Amount, in the aggregate. The Company hereby agrees that in no event shall the Guarantors be required to pay any amounts to the Company under, with respect to, or in connection with this Limited Guaranty or the Merger Agreement other than as expressly set forth herein. The term “Pro Rata Portion” as used herein means (i) with respect to Aurora Equity Partners IV L.P., 98.8757%, and (ii) with respect to Aurora Overseas Equity Partners IV L.P., 1.1243%.

(c)            Notwithstanding the foregoing, in the event that (x) the Company, directly or indirectly, claims, attempts, commences litigation or other proceedings in order to assert, asserts, demands or otherwise seeks to claim that the provisions of Section 2.1 hereof limiting the Guarantors’ aggregate liability to the Maximum Amount or that any other provisions of this Limited Guaranty are illegal, invalid or unenforceable in whole or in part, or attesting any theory of liability against any Guarantor or any Affiliate of any Guarantor with respect to the transactions contemplated by the Merger Agreement other than claims: (1) for the several liability of the Guarantors under this Limited Guaranty (as limited by the provisions of Section 2); (2) against Parent or Merger Sub pursuant to, and in accordance with, the Merger Agreement; (3) against Aurora Management Partners LLC pursuant to, and in accordance with, the NDA; or (4) against the “Sponsor” (as defined in that certain equity commitment letter entered into with Parent on or about the date hereof with respect to the Merger Agreement (the “Equity Commitment Letter”)) to specifically perform the “Equity Contribution” (as defined in the Equity Commitment Letter) pursuant to, and in accordance with, the terms of the Equity Commitment Letter (the claims described in clauses (1) through (4), the “Exempted Claims”), or (y) the Company actually causes the Sponsor (as defined in the Equity Commitment Letter) to specifically perform the Equity Contribution (as defined in the Equity Commitment Letter) and the Closing occurs, then (i) the obligations of the Guarantors under this Limited Guaranty shall terminate ab initio and shall thereupon be null and void, (ii) if any Guarantor has previously made any payments under this Limited Guaranty, it shall be repaid such payments from the Company and (iii) none of the Guarantors nor any Non-Recourse Parties (as defined below) shall have any liability to the Company or any of its Affiliates or any of its or their direct or indirect shareholders with respect to the Merger Agreement, the transactions contemplated by the Merger Agreement or under this Limited Guaranty.

(d)            The liability of the Guarantors under this Limited Guaranty shall, to the fullest extent permitted by Applicable Law, be absolute, irrevocable and unconditional irrespective of:

(i) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations, to or from this Limited Guaranty, the Merger Agreement or any related agreement or document;

(ii) any release, waiver, forbearance or discharge, in whole or in part, of any obligation of Parent contained in the Agreement (other than with respect to the Guaranteed Obligations);

(iii) any change in the corporate existence, structure or ownership of Parent, or any other Person now or hereafter liable with respect to the Guaranteed Obligation or otherwise interested in the transactions contemplated by the Merger Agreement; and

(iv) the adequacy of any other means that the Company may have of obtaining repayment of the Guaranteed Obligations.

Section 2.2. Continuing Guaranty. This is a continuing guaranty of the Guarantied Obligations and shall remain in full force and effect until the earlier to occur of (a) the payment in full of the Guarantied Obligations, (b) the date that is one year from the date of termination of the Merger Agreement (unless the Company has made a claim under this Limited Guaranty prior to such date, in which case the relevant date shall be the date that such claim is finally settled or otherwise resolved either in a final judicial determination or by agreement of the Company and the Guarantor (or its permitted assignee) and the Guaranteed Obligations finally determined or agreed to be owed by the Guarantor are satisfied in full) and (c) consummation of the Closing. Upon the date that is one year from the date of termination of the Merger Agreement (unless the Company has made a claim under this Limited Guaranty prior to such date, in which case the relevant date shall be the date that such claim is finally settled or otherwise resolved either in a final judicial determination or by agreement of the Company and the Guarantor (or its permitted assignee) and the Guaranteed Obligations finally determined or agreed to be owed by the Guarantor are satisfied in full), or upon consummation of the Closing, this Limited Guaranty shall automatically become void and neither Guarantor shall thereafter have any liability whatsoever arising hereunder. Each Guarantor understands and agrees that, subject to the immediately preceding two sentences, this Limited Guaranty shall be construed as an irrevocable and continuing guaranty of payment and shall be enforceable by the Company and its successors, transferees and assigns, subject to the terms set forth herein.

Section 2.3. Nature of Guaranty. A separate action or separate actions under this Limited Guaranty may be brought and prosecuted against either Guarantor whether or not any action is brought or prosecuted against Parent, the other Guarantor or any other person or whether Parent, the other Guarantor or any other person is joined in any such action or actions. For avoidance of doubt, the liability of the Guarantors, to the fullest extent permitted by Applicable Law, shall be absolute, irrevocable and unconditional irrespective of the failure of the Company to assert any claim or demand or to enforce any right or remedy against Parent. Any circumstance which operates to toll any statute of limitations applicable to Parent or the Company shall also operate to toll the statute of limitations applicable to the Guarantors. This Limited Guaranty is an unconditional guaranty of payment and not of collection.

Section 2.4. Waivers.

(a)             Subject to Section 2.1(a), each Guarantor hereby waives the right to require the Company to proceed against Parent, the other Guarantor or any other person liable on the Guarantied Obligations or to pursue any other remedy in the Company’s power whatsoever, and each Guarantor waives the right to have the proceeds of property of Parent or any other person liable on the Guarantied Obligations first applied to the discharge of the Guarantied Obligations. Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under any Applicable Law purporting to reduce a guarantor’s obligations in proportion to the obligation of the principal. When making any demand on a Guarantor hereunder against the Guarantied Obligations, the Company may, but subject to Section 2.1(a) shall be under no obligation to, make a similar demand on Parent or the other Guarantor, and any failure by the Company to make any such demand or to collect any payments from Parent or the other Guarantor shall not relieve such Guarantor of its obligations or liabilities hereunder. Subject to Section 9.8 of the Merger Agreement and Section 2.1(c) herein, the Company may, at its election, exercise any right or remedy it may have against Parent, a Guarantor or any other person without affecting or impairing in any way the liability of the other Guarantor hereunder, except to the extent the Guarantied Obligations have been indefeasibly paid, and each Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other right or remedy of such Guarantor against Parent, whether resulting from such election by the Company or otherwise.

(b)            Each Guarantor hereby irrevocably waives any defense based upon or arising by reason of: (i) any lack of authority of any officer, director or any other person acting or purporting to act on behalf of Parent, or any defect in the formation of Parent, (ii) any act or omission by Parent which directly or indirectly results in or aids the discharge of Parent or any Guarantied Obligations by operation of law or otherwise or (iii) any amendment or modification of the Guarantied Obligations, in any form whatsoever, including, without limitation, (A) any renewal, extension, acceleration or other change in the manner, place, time or terms of payment or performance of the Guarantied Obligations, (B) any waiver or modification of conditions precedent or any other change in the terms of the Guarantied Obligations or any part thereof, and/or (C) any liability incurred directly or indirectly in respect thereof, provided that the Maximum Amount is not increased.

(c)            Each Guarantor hereby irrevocably waives all presentments, demands for performance, notices of nonperformance, grace, protests, notices of protest, notices of dishonor and notices of acceptance of this Limited Guaranty and of the existence, creation or incurring of new or additional obligations. Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Parent and of all other circumstances bearing upon the risk of nonpayment or nonperformance by Parent of the Guarantied Obligations which diligent inquiry would reveal, represents that it has adequate means of obtaining such financial information from Parent on a continuing basis, and agrees that the Company shall have no duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. Each Guarantor hereby waives notice of any action taken or omitted by the Company in reliance hereon, any requirement that the Company be diligent and prompt in making demands hereunder, notice of any waiver or amendment of any terms and conditions of the Merger Agreement, notice of any default by Parent or the assertion of any right of the Company hereunder, and any right to plead or assert any election of remedies in any action to enforce this Limited Guaranty with respect to its obligations hereunder.

(d)            Each Guarantor hereby unconditionally and irrevocably waives any rights that it may now have or hereafter acquire against Parent or any other Person now or hereafter liable with respect to the Guarantied Obligations that arise from the existence, payment, performance, or enforcement of such Guarantor’s obligations under or in respect of this Limited Guaranty or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy against Parent or such other Person (including any right that would result in such Guarantor being deemed a creditor of Parent pursuant to this Limited Guaranty under the United States Bankruptcy Code), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent, directly or indirectly, in cash or other property in any other manner, payment or security on account of such claim, remedy or right, and such Guarantor shall not exercise any such rights unless and until the Guarantied Obligations shall have been indefeasibly paid in full in immediately available funds. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of all amounts payable under this Limited Guaranty, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of such Guarantor and shall forthwith be promptly paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable by the Guarantors under this Limited Guaranty.

Section 2.5. Bankruptcy Not Discharge. This Limited Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any or all of the Guarantied Obligations is rescinded or must otherwise be restored or returned by the Company upon the insolvency, bankruptcy or reorganization of Parent or any other Person now or hereafter liable with respect to the Guarantied Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, or any of their respective assets. Notwithstanding any modification, discharge or extension of the Guarantied Obligations or any amendment, waiver, modification, stay or cure of the Company’s rights which may occur in any insolvency, bankruptcy or reorganization case or other similar proceeding concerning Parent or any other Person now or hereafter liable with respect to the Guarantied Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, or any of their respective assets, whether permanent or temporary, and whether or not assented to by the Company, each Guarantor hereby agrees that it shall be absolutely, irrevocably and unconditionally liable and obligated hereunder to pay and perform the Guarantied Obligations and discharge its other obligations in accordance with the terms of the Guarantied Obligations as set forth in this Limited Guaranty in effect on the date hereof. Each Guarantor understands and acknowledges that by virtue of this Limited Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Parent.

Section 2.6. Guarantor’s Understandings With Respect To Waivers. Each Guarantor warrants and agrees that each of the waivers set forth above is made with such Guarantor’s full knowledge of its significance and consequences and made after the opportunity to consult with counsel of its own choosing, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any Applicable Law or public policy, such waiver shall be effective only to the extent permitted by law.

Section 2.7. Covenants of the Company.

(a)            The Company hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its controlled Affiliates not to institute, directly or indirectly, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby against the Guarantors or any Non-Recourse Party, except for the Exempted Claims.

(b)            Notwithstanding anything to the contrary contained in this Limited Guaranty, the Company hereby agrees that to the extent Parent is indefeasibly relieved in full of its payment obligations under the Merger Agreement, the Guarantors shall be similarly relieved of their obligations under this Limited Guaranty; provided, however, that for the avoidance of doubt, this sentence shall not apply to the extent that Parent is relieved of its obligations solely as a result of any order entered in any insolvency, bankruptcy, reorganization, dissolution, receivership or other similar proceeding affecting Parent.

(c)            Notwithstanding anything that may be expressed or implied in this Limited Guaranty or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guaranty, the Company covenants, agrees and acknowledges that no Person other than the Guarantors has any obligations hereunder. The Company further covenants, agrees and acknowledges that the Company has no right of recovery under this Limited Guaranty, or any claim based on the obligations hereunder against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers or general or limited partners of any of the Guarantors, Parent or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate (other than the Guarantors) or agent of any of the foregoing (collectively, but not including Parent or the Guarantors, each a “Non-Recourse Party”), through Parent or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Applicable Law, or otherwise. Notwithstanding the foregoing, in the event any Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a portion of its properties and other assets to any Person such that the sum of the Guarantor's remaining net assets plus uncalled capital is insufficient to discharge such Guarantor’s maximum remaining obligations hereunder, then, and in each such case, the Company may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any Applicable Law, against such continuing or surviving entity or such transferee, as the case may be, but only to the extent of the liability of such Guarantor hereunder

(d)            The Company covenants, agrees and acknowledges that the only rights of recovery that the Company has with respect to the Merger Agreement or the transactions contemplated thereby are (i) its rights to recover from Parent under and to the extent expressly provided in the Merger Agreement and from the Guarantors (but not any Non-Recourse Party) under and to the extent expressly provided in this Limited Guaranty and subject to the Maximum Amount and the other limitations described herein and (ii) the Company’s right to seek specific performance of the obligations of Parent pursuant to the terms of Section 10.8 of the Merger Agreement (subject to the limitations set forth in the Merger Agreement).

(e)            Notwithstanding any other provision of this Limited Guaranty, the Company hereby agrees that the Guarantors may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantors under this Limited Guaranty, any claim, set-off, deduction, defense or release that Parent could assert against the Company under the terms of, or with respect to, the Merger Agreement..

(f)             The Company acknowledges and agrees that Parent has no assets other than certain contract rights and that no additional funds are expected to be contributed to Parent unless and until the Closing occurs. Recourse against the Guarantors under and pursuant to the terms of this Limited Guaranty shall be the sole and exclusive remedy of the Company and its Affiliates against the Guarantors and the Non-Recourse Parties with respect to any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, including by piercing of the corporate veil or by asserting a claim by or on behalf of Parent, the Company or any other Person seeking to compel performance of Parent’s financing (other than a claim against the Parent seeking specific performance, solely to the extent permitted by Section 10.8 of the Merger Agreement (subject to the limitations set forth in the Merger Agreement. Nothing set forth in this Limited Guaranty shall confer or give or shall be construed to confer or give to any Person other than the Company, its successors, transferees or assigns (including any Person acting in a representative capacity) any rights or remedies against any Person including the Guarantors, except as expressly set forth herein.

ARTICLE III

MISCELLANEOUS

Section 3.1. Survival of Warranties. All representations, warranties, covenants and agreements of the Guarantors contained herein shall survive the execution and delivery of this Limited Guaranty and shall be deemed made continuously, and shall continue in full force and effect, until the termination of this Limited Guaranty.

Section 3.2. No Waiver. The failure or delay of the Company to enforce any of the provisions hereof shall not be construed to be a waiver of the right of the Company thereafter to enforce such provisions, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Company hereunder are cumulative and are not exclusive of any rights or remedies which it would otherwise have hereunder.

Section 3.3. Notices. All notices and other communications required or permitted under this Guaranty shall be in writing and shall be either hand delivered in person, sent by facsimile or email, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be deemed duly given (a) upon receipt, if hand delivered, (b) upon written confirmation of receipt by facsimile or email, if delivered by facsimile or email, (c) three (3) Business Days after mailing if sent by mail, and (d) one (1) Business Day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 3.3.

If to any Guarantor or Parent:

c/o Aurora Management Partners LLC
10877 Wilshire Boulevard, Suite 2100
Los Angeles, CA 90024
Attention: General Counsel
Facsimile: (310) 277-5591

with a copy to (which shall not constitute notice pursuant to this Section 3.3):

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attention:   Ari B. Lanin
Facsimile:    (310) 552-7046

If to the Company:

National Technical Systems, Inc.
24007 Ventura Blvd., Suite 200
Calabasas, California 91302
Attention: Chief Executive Officer
Email: bill.mcginnis@nts.com

with a copy to: (which shall not constitute notice pursuant to this Section 3.3)

Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street
Forty-Third Floor
Los Angeles, CA 90071
Attention: Lawrence Braun, Esq. and James A. Mercer III, Esq.
Email: lbraun@sheppardmullin.com; jmercer@sheppardmullin.com

Section 3.4. Severability. If any provision of this Limited Guaranty, or the application thereof, shall for any reason and to any extent be invalid or unenforceable under any Applicable Law or jurisdiction, then (a) such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and the (b) remainder of this Limited Guaranty and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Limited Guaranty with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

Section 3.5. Governing Law. The internal laws of the State of California, irrespective of its conflicts of law principles, shall govern the validity of this Limited Guaranty, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

Section 3.6. Submission to Jurisdiction. Each of the parties hereto (i) irrevocably submits itself to the personal jurisdiction of any court of proper subject matter jurisdiction in the State of California in the event any dispute arises out of this Limited Guaranty or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Limited Guaranty or the transactions contemplated hereby in any court other than a court in the State of California, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and waives any argument that such service is insufficient. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action related to or arising out of this Limited Guaranty and the transactions contemplated hereby, that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Limited Guaranty or the subject matter hereof may not be enforced in or by such courts.

(c)            Waiver of Jury Trial. EACH OF THE PARTIES TO THIS LIMITED GUARANTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.7. Binding Effect; Assignment. This Limited Guaranty shall be binding upon and inure to the benefit of the Company, the Guarantors and their respective successors and assigns, provided that neither the Company nor either Guarantor shall have the right to assign its rights and obligations hereunder without the prior written consent of the other party (and any attempted assignment in contravention of the terms hereof shall be void). Unless otherwise required by Applicable Law, the applicable rules of any national securities exchange, in connection with any securities regulatory agency filings relating to the transactions contemplated by the Merger Agreement or by order of court of competent jurisdiction, neither the beneficiary of this Limited Guaranty or its Affiliates or Representatives shall make any public announcements with respect to this Limited Guaranty or the transactions contemplated by this Limited Guaranty, or otherwise communicate with any news media regarding this Limited Guaranty or the transactions contemplated by this Limited Guaranty, without the prior written consent of Parent.

Section 3.8. Relationship of the Parties. This Limited Guaranty is not intended to, and does not create any agency, partnership, fiduciary or joint venture relationship between any of the parties hereto, and the obligations of the Guarantors under this Limited Guaranty are solely contractual in nature.

Section 3.9. Headings. Article and Section headings in this Limited Guaranty are included herein for reference purposes only and shall not affect in any way the meaning or interpretation of this Limited Guaranty.

Section 3.10. Entire Agreement. This Limited Guaranty and the Merger Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. Each party acknowledges that it has expressly bargained for a prohibition of any implied or oral amendments or modifications of any kind, nature or character. Each party agrees and acknowledges that this Limited Guaranty is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this agreement to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidentiary effect whatsoever.

Section 3.11. Counterparts. This Limited Guaranty may be executed in any number of original, facsimile or .PDF counterparts, each of which shall be an original as regards to any party whose signature appears thereon and all of which together shall constitute one and the same instrument. .

Signature page follows.

IN WITNESS WHEREOF, this Limited Guaranty has been entered into by the undersigned as of the date first above written.

GUARANTORS:

AURORA EQUITY PARTNERS IV L.P.

By:	AURORA CAPITAL PARTNERS IV LLC, its General Partner

By:	/s/ Timothy J. Hart
	Name:	Timothy J. Hart
	Title:	Vice President, Secretary and General Counsel

AURORA OVERSEAS EQUITY PARTNERS IV L.P.

By:	AURORA CAPITAL PARTNERS IV LLC, its General Partner

By:	/s/ Timothy J. Hart
	Name:	Timothy J. Hart
	Title:	Vice President, Secretary and General Counsel

ACCEPTED BY:

NATIONAL TECHNICAL SYSTEMS, INC.

By:	/s/ William C. McInnis

	Name:	William C. McInnis
	Title:	Chief Executive Officer